As filed with the Securities and Exchange Commission on July 9, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4876496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

80 Guest Street

Suite 601

Boston, Massachusetts 02135

(617) 500-8099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Schuetz

80 Guest Street

Suite 601

Boston, Massachusetts 02135

(617) 500-8099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard A. Hoffman

James Xu

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1305

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	62,323,147(1)	$4.90(2)	$305,383,420.30	$33,317.33

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Common stock, par value $0.0001 per share	(3)	(4)	(4)	—
Preferred stock, par value $0.0001 per share	(3)	(4)	(4)	—
Debt Securities	(3)	(4)	(4)	—
Warrants	(3)	(4)	(4)	—
Units	(3)	(4)	(4)	—
Total	(3)	(4)	$300,000,000	$32,730

(1)

Represents shares offered by the selling stockholders identified in this prospectus. Includes an indeterminable number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the registrant’s common stock on the OTCQB Market on July 2, 2021.

(3)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants and units as shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains three forms of prospectuses: (i) a base prospectus to be used in connection with offerings and sales by the Registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $300,000,000 (the “Shelf Prospectus”), (ii) a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $75,000,000 of our common stock that may be issued and sold under a Sales Agreement entered into with B. Riley Securities, Inc., which we refer to as the Agent (the “ATM Prospectus”), and (iii) a resale prospectus to be used in connection with the potential resale by the Selling Stockholders named therein of up to 62,323,147 outstanding shares of common stock (the “Selling Stockholder Prospectus”).

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)	Dated July 9, 2021

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $300,000,000 in aggregate principal amount of our common stock, preferred stock, warrants and/or units in one or more offerings. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our securities are currently trading on the OTCQB Market under the stock symbol CMPX. On July 2, 2021, the closing price for our common stock, as reported on the OTCQB Market, was $4.90 per share. Our principal executive office is located at 80 Guest Street, Suite 601, Boston, Massachusetts 02135.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company”.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk  Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

All references to “Compass OpCo” refer to Compass Therapeutics LLC, a privately held Delaware limited liability company and our direct, wholly owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or similar terms refer to Compass Therapeutics, Inc. (formerly named Olivia Ventures, Inc.) together with its wholly-owned subsidiary, Compass OpCo. Compass OpCo holds all material assets and conducts all business activities and operations of Compass Therapeutics, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2020, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•

our expectations regarding the timing, progress and results of preclinical studies and clinical trials for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•

the timing or likelihood of regulatory filings for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

•	our expectations regarding the potential benefits, activity, effectiveness and safety of CTX-009, CTX-471, CTX-8371 and any other product candidates we develop;

•	our intentions and ability to successfully commercialize our product candidates;

•	our expectations regarding the nature of the biological pathways we are targeting;

•	our estimates regarding the use of proceeds from this offering, expenses, future revenues,

•	capital requirements and our need for or ability to obtain additional financing, together with our current cash, cash equivalents and marketable securities, to fund our operations;

•	our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

•	developments and projections relating to our competitors and our industry, including competing therapies;

•	the impact of current and future laws and regulations;

•	the impact of the COVID-19 pandemic on our business, results of operations and future growth prospects; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors”.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. Our scientific focus is on the relationship between angiogenesis and the immune system. Our pipeline includes novel product candidates that leverage our understanding of the tumor microenvironment, including both angiogenesis-targeted agents and immune-oncology focused agents. These product candidates are designed to optimize critical components required for an effective anti-tumor response to cancer. These include modulation of the microvasculature via angiogenesis-targeted agents; induction of a potent immune response via activators on effector cells in the tumor microenvironment; and alleviation of immunosuppressive mechanisms used by tumors to evade immune surveillance. We plan to advance our product candidates through clinical development as both standalone therapies and in combination with our proprietary drug candidates as long as their continued development is supported by clinical and nonclinical data.

Recent Developments

TRIGR Acquisition

On May 13, 2021, we and TRIGR Therapeutics, Inc., or TRIGR, a private biotechnology company, entered into a definitive merger agreement, or the TRIGR Merger Agreement. On June 28, 2021, pursuant to the TRIGR Merger Agreement, we, through our wholly owned subsidiaries and a two-step merger structure, acquired all of the outstanding shares of TRIGR, or the TRIGR Merger. Consideration payable to TRIGR shareholders at closing totaled an aggregate of 10,265,145 shares of our common stock, issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments which are dependent on certain events, including $5 million which is dependent on biologics license application approval of a product candidate acquired in the transaction, renamed CTX-009.

Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise generally applicable to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced disclosure and other requirements, and thus the information we provide stockholders may be different than you might receive or obtain from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

We were originally incorporated in the State of Delaware on March 20, 2018 under the name Olivia Ventures, Inc. Olivia Ventures, Inc. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Compass OpCo following the closing of the merger of our wholly-owned subsidiary, Compass Acquisitions, with and into Compass OpCo, with Compass OpCo continuing as the surviving entity and our wholly owned subsidiary, or the Merger, on June 17, 2020. Compass OpCo, a clinical-stage biotechnology company developing proprietary antibody therapeutics intended to engage the immune system to treat both solid tumors and hematological malignancies, was originally formed as a private limited liability company under the name Compass Therapeutics, LLC in the State of Delaware on January 29, 2014. As a result of the Merger, we acquired the business of Compass OpCo, and we will continue the existing business operations of Compass OpCo as a public reporting company under the name Compass Therapeutics, Inc.

Our corporate headquarters are located at 80 Guest Street, Suite 601, Boston, Massachusetts 02135, and our telephone number is (617) 500-8099. We maintain a website at www.compasstherapeutics.com, where we regularly post copies of our press releases as well as additional information about our company. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, each of par value $0.0001 per share. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.

As of June 30, 2021, we had 62,323,147 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board of directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as may be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of our company without further action by the stockholders.

Other than in connection with shares of preferred stock, which preferred stock is not currently designated nor contemplated by us, and the division of our board of directors into three classes with staggered three-year terms, we do not believe that any provision of our amended and restated certificate of incorporation or amended and restated bylaws would delay, defer or prevent a change in control.

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer (ii) acquisition of us by means of a proxy contest or otherwise, or (iii) removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation will eliminates the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. In addition, our directors may not be removed without cause, and removal of our directors for cause will require a supermajority (66 2/3%) stockholder vote. For more information on the classified board of directors, see the section titled “Management—Board Composition”. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to the company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against our company governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Court for the District of Massachusetts is the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as our principal executive office is located Cambridge, Massachusetts. Although our amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions in our amended and restated certificate of incorporation and amended and restated bylaws, except for the provision making it possible for our board of directors to issue convertible preferred stock, would require a supermajority (66 2/3% and majority of the minority, if applicable) stockholder vote.

The provisions of the DGCL, our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters”.

Transfer Agent

We have appointed American Stock Transfer & Trust Company to serve as transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock in one or more series. We may issue warrants independently or together with common stock, preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Compass Therapeutics, Inc. and subsidiaries as of December 31, 2020 and 2019 incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 80 Guest Street, Suite 601, Boston, Massachusetts 02135, (617) 500-8099.

INCORPORATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 5, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on April 30, 2021;

•	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2021; and

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our Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 13, 2021 June 4, 2021 and June 30, 2021 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items).

The information incorporated by reference is an important part of this prospectus. In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address or telephone number:

Compass Therapeutics, Inc.

80 Guest Street

Suite 601

Boston, Massachusetts 02135

(617) 500-8099

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.compasstherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 9, 2021

PROSPECTUS

$75,000,000

Common Stock

We have entered into a sales agreement, or the sales agreement, with B. Riley Securities, Inc., or B. Riley Securities, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through or to B. Riley Securities acting as our agent or principal.

Our common stock is currently trading on the OTCQB Market under the stock symbol CMPX. On July 2, 2021, the closing price for our common stock, as reported on the OTCQB Market, was $4.90 per share. No offers or sales shall occur pursuant to this prospectus until such time as our common stock is listed on a national securities exchange.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley Securities is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to B. Riley Securities for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus is July 9, 2021.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

All references to “Compass OpCo” refer to Compass Therapeutics LLC, a privately held Delaware limited liability company and our direct, wholly owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or similar terms refer to Compass Therapeutics, Inc. (formerly named Olivia Ventures, Inc.) together with its wholly-owned subsidiary, Compass OpCo. Compass OpCo holds all material assets and conducts all business activities and operations of Compass Therapeutics, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement, any related free writing prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus in their entirety before making an investment decision.

Overview

We are a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. Our scientific focus is on the relationship between angiogenesis and the immune system. Our pipeline includes novel product candidates that leverage our understanding of the tumor microenvironment, including both angiogenesis-targeted agents and immune-oncology focused agents. These product candidates are designed to optimize critical components required for an effective anti-tumor response to cancer. These include modulation of the microvasculature via angiogenesis-targeted agents; induction of a potent immune response via activators on effector cells in the tumor microenvironment; and alleviation of immunosuppressive mechanisms used by tumors to evade immune surveillance. We plan to advance our product candidates through clinical development as both standalone therapies and in combination with our proprietary drug candidates as long as their continued development is supported by clinical and nonclinical data.

Recent Developments

TRIGR Acquisition

On May 13, 2021, we and TRIGR Therapeutics, Inc., or TRIGR, a private biotechnology company, entered into a definitive merger agreement, or the TRIGR Merger Agreement. On June 28, 2021, pursuant to the TRIGR Merger Agreement, we, through our wholly owned subsidiaries and a two-step merger structure, acquired all of the outstanding shares of TRIGR, or the TRIGR Merger. Consideration payable to TRIGR shareholders at closing totaled an aggregate of 10,265,145 shares of our common stock, issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments which are dependent on certain events, including $5 million which is dependent on biologics license application approval of a product candidate acquired in the transaction, renamed CTX-009.

Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise generally applicable to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced disclosure and other requirements, and thus the information we provide stockholders may be different than you might receive or obtain from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

We were originally incorporated in the State of Delaware on March 20, 2018 under the name Olivia Ventures, Inc. Olivia Ventures, Inc. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Compass OpCo following the closing of the merger of our wholly-owned subsidiary, Compass Acquisitions, with and into Compass OpCo, with Compass OpCo continuing as the surviving entity and our wholly owned subsidiary, or the Merger, on June 17, 2020. Compass OpCo, a clinical-stage biotechnology company developing proprietary antibody therapeutics intended to engage the immune system to treat both solid tumors and hematological malignancies, was originally formed as a private limited liability company under the name Compass Therapeutics, LLC in the State of Delaware on January 29, 2014. As a result of the Merger, we acquired the business of Compass OpCo, and we will continue the existing business operations of Compass OpCo as a public reporting company under the name Compass Therapeutics, Inc.

Our corporate headquarters are located at 80 Guest Street, Suite 601, Boston, Massachusetts 02135, and our telephone number is (617) 500-8099. We maintain a website at www.compasstherapeutics.com, where we regularly post copies of our press releases as well as additional information about our company. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners

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THE OFFERING

Common Stock Offered By Us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common Stock to be Outstanding After This Offering	Up to 77,629,269 shares (as more fully described in the notes following this table), assuming sales of 15,306,122 shares of our common stock in this offering at an offering price of $4.90 per share, which was the last reported sale price of our common stock on the OTCQB Market on July 2, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At-the-market” offering that may be made from time to time through our sales agent, B. Riley Securities. See “Plan of Distribution” on page 14.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, acquire or invest in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, and for working capital and general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” on page 4 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus.

OTCQB Market symbol	“CMPX”

The number of shares of common stock outstanding is based on an aggregate of 62,323,147 shares outstanding as of June 30, 2021 and excludes 5,015,513 shares of common stock reserved under the 2020 Incentive Plan, from which options to purchase an aggregate of 3,372,083 shares of common stock, at a weighted-average exercise price of $5.15 per share, have been granted and remain unexercised.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 15,306,122 shares of our common stock are sold at a price of $4.90 per share, the last reported sale price of our common stock on the OTCQB Market on July 2, 2021, for aggregate gross proceeds of $75,000,000 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $3.53 per share, representing our as adjusted net tangible book value as of March 31, 2021, after giving effect to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

In addition, we have a significant number of stock options and pre-funded warrants outstanding. To the extent that these have been or may be exercised, investors purchasing in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily to fund the research and development, acquire or invest in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, and for working capital and general corporate purposes. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

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It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

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our expectations regarding the timing, progress and results of preclinical studies and clinical trials for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•

the timing or likelihood of regulatory filings for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

•	our expectations regarding the potential benefits, activity, effectiveness and safety of CTX-009, CTX-471, CTX-8371 and any other product candidates we develop;

•	our intentions and ability to successfully commercialize our product candidates;

•	our expectations regarding the nature of the biological pathways we are targeting;

•	our estimates regarding the use of proceeds from this offering, expenses, future revenues,

•	capital requirements and our need for or ability to obtain additional financing, together with our current cash, cash equivalents and marketable securities, to fund our operations;

•	our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

•	developments and projections relating to our competitors and our industry, including competing therapies;

•	the impact of current and future laws and regulations;

•	the impact of the COVID-19 pandemic on our business, results of operations and future growth prospects; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors”.

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These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with B. Riley Securities as a source of financing.

We currently intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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DILUTION

Our historical net tangible book value as of March 31, 2021 was $33.5 million, or $0.54 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2021.

After giving effect to the sale of 15,306,122 shares of our common stock in this offering at an assumed offering price of $4.90 per share, the last reported sale price of our common stock on the OTCQB Market on July 2, 2021, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 (with shares adjusted for June 30, 2021) would have been $106.2 million, or $1.37 per share. This represents an immediate increase in net tangible book value of $0.83 per share to existing stockholders and immediate dilution of $3.53 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$4.90
Historical net tangible book value per share of as March 31, 2021	$0.54
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	0.83

As adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering		1.37

Dilution per share to investors purchasing our common stock in this offering		$3.53

The number of shares of common stock outstanding is based on an aggregate of 62,323,147 shares outstanding as of June 30, 2021 and excludes 5,015,513 shares of common stock reserved under the 2020 Incentive Plan, from which options to purchase an aggregate of 3,372,083 shares of common stock, at a weighted-average exercise price of $5.15 per share, have been granted and remain unexercised.

The table above assumes for illustrative purposes that an aggregate of 15,306,122 shares of our common stock are sold during the term of the sales agreement with B. Riley Securities at a price of $4.90 per share, the last reported sale price of our common stock on the OTCQB Market on July 2, 2021, for aggregate gross proceeds of $75 million. The shares subject to the sales agreement with B. Riley Securities are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75 million during the term of the sales agreement with B. Riley Securities is sold at that price, would increase our pro forma as adjusted net tangible book value per share to $1.42 per share and would change the dilution in net tangible book value per share to new investors in this offering to $3.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75 million during the term of the sales agreement with B. Riley Securities is sold at that price, would decrease our pro forma as adjusted net tangible book value per share to $1.30 per share and would change the dilution in net tangible book value per share to new investors in this offering to $3.60 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise of the options or warrants outstanding as of June 30, 2021. For more information, see “Description of Capital Stock.”

To the extent that options and warrants outstanding as of June 30, 2021 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

We have authorized capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, each of par value $0.0001 per share. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.

As of June 30, 2021, we had 62,323,147 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board of directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as may be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of our company without further action by the stockholders.

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Other than in connection with shares of preferred stock, which preferred stock is not currently designated nor contemplated by us, and the division of our board of directors into three classes with staggered three-year terms, we do not believe that any provision of our amended and restated certificate of incorporation or amended and restated bylaws would delay, defer or prevent a change in control.

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer (ii) acquisition of us by means of a proxy contest or otherwise, or (iii) removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors then in office.

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Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation will eliminate the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. In addition, our directors may not be removed without cause, and removal of our directors for cause will require a supermajority (66 2/3%) stockholder vote. For more information on the classified board of directors, see the section titled “Management—Board Composition”. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to the company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against our company governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Court for the District of Massachusetts is the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as our principal executive office is located Cambridge, Massachusetts. Although our amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions in our amended and restated certificate of incorporation and amended and restated bylaws, except for the provision making it possible for our board of directors to issue convertible preferred stock, would require a supermajority (66 2/3% and majority of the minority, if applicable) stockholder vote.

The provisions of the DGCL, our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters”.

Transfer Agent

We have appointed American Stock Transfer & Trust Company to serve as transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with B. Riley Securities, under which we may issue and sell from time to time up to $75,000,000 of our common stock through or to B. Riley Securities as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be “at the market” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on any trading market for our common stock. No offers or sales shall occur pursuant to this prospectus until such time as our common stock is listed on a national securities exchange. If authorized by us in writing, B. Riley Securities may purchase shares of our common stock as principal.

B. Riley Securities will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and B. Riley Securities. We will designate the maximum amount of common stock to be sold through B. Riley Securities on a daily basis or otherwise determine such maximum amount together with B. Riley Securities. Subject to the terms and conditions of the sales agreement, B. Riley Securities will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct B. Riley Securities not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. B. Riley Securities or we may suspend the offering of our common stock being made through B. Riley Securities under the sales agreement upon proper notice to the other party. B. Riley Securities and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to B. Riley Securities as sales agent up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse B. Riley Securities up to $50,000 of B. Riley Securities’ actual outside legal expenses incurred by B. Riley Securities in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to B. Riley Securities under the sales agreement, will be approximately $70,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

B. Riley Securities will provide written confirmation to us following the close of trading on the on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through B. Riley Securities under the sales agreement, the net proceeds to us and the compensation paid by us to B. Riley Securities in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise or otherwise required by law, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to B. Riley Securities against certain liabilities, including liabilities under the Securities Act. As sales agent, B. Riley Securities will not engage in any transactions that stabilizes our common stock.

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Our common stock is currently listed on the OTCQB Market and trades under the symbol “CMPX.” The transfer agent of our common stock is American Stock Transfer & Trust Company.

B. Riley Securities and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Compass Therapeutics, Inc. and subsidiaries as of December 31, 2020 and 2019 incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 80 Guest Street, Suite 601, Boston, Massachusetts 02135, (617) 500-8099

INCORPORATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 5, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on April 30, 2021;

•	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 13, 2021, June 4, 2021 and June 30, 2021 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items).

The information incorporated by reference is an important part of this prospectus. In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the

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registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address or telephone number:

Compass Therapeutics, Inc.

80 Guest Street

Suite 601

Boston, Massachusetts 02135

(617) 500-8099

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.compasstherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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$75,000,000

Common Stock

PROSPECTUS

B. Riley Securities

July 9, 2021

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 9, 2021

PRELIMINARY PROSPECTUS

62,323,147 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 62,323,147 shares of common stock, par value $0.0001 per share, of Compass Therapeutics, Inc., which include (i) 39,030,599 shares of common stock privately issued to the selling stockholders on June 17, 2020 in exchange for common membership interests of Compass Therapeutics LLC, a privately held Delaware limited liability company, in connection with the closing of the merger between us and Compass Therapeutics LLC, (ii) 1,000,000 shares of common stock held by pre-merger stockholders of Olivia Ventures, Inc., our predecessor, (iii) an aggregate of 12,096,442 shares of common stock issued in the closing of the private placement offering on June 19, 2020 and (iv) 10,265,133 shares issued to the former shareholders of TRIGR Therapeutics, Inc. in connection with the merger agreement, dated as of May 13, 2021, by and among Compass Therapeutics, Inc., Compass Intermediate Acquisition Company, Inc., Compass Acquisition Company LLC, TRIGR Therapeutics, Inc. and PENG Ventures, LLC.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders may sell the shares of common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution”. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 14 of this prospectus. We have borne and will continue to bear the costs relating to the registration of these shares.

Our securities are currently trading on the OTCQB Market under the stock symbol CMPX. On July 2, 2021, the closing price for our common stock, as reported on the OTCQB Market, was $4.90 per share. Our principal executive office is located at 80 Guest Street, Suite 601, Boston, Massachusetts 02135. (617) 500 8099

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company”.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2021.

ABOUT THIS PROSPECTUS

We have not, and the selling stockholders have not, authorized anyone to give you any information other than the information contained in this prospectus, the information incorporated by reference herein, any applicable prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For Non-U.S. investors

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus filed with the SEC, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, any prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus, any prospectus supplement or free writing prospectus outside the United States.

All references to “Compass OpCo” refer to Compass Therapeutics LLC, a privately held Delaware limited liability company and our direct, wholly owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or similar terms refer to Compass Therapeutics, Inc. (formerly named Olivia Ventures, Inc.) together with its wholly-owned subsidiary, Compass OpCo. Compass OpCo holds all material assets and conducts all business activities and operations of Compass Therapeutics, Inc.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2020, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•

our expectations regarding the timing, progress and results of preclinical studies and clinical trials for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•

the timing or likelihood of regulatory filings for CTX-009, CTX-471, CTX-8371 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

•	our expectations regarding the potential benefits, activity, effectiveness and safety of CTX-009, CTX-471, CTX-8371 and any other product candidates we develop;

•	our intentions and ability to successfully commercialize our product candidates;

•	our expectations regarding the nature of the biological pathways we are targeting;

•	our estimates regarding the use of proceeds from this offering, expenses, future revenues,

•	capital requirements and our need for or ability to obtain additional financing, together with our current cash, cash equivalents and marketable securities, to fund our operations;

•	our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

•	developments and projections relating to our competitors and our industry, including competing therapies;

•	the impact of current and future laws and regulations;

•	the impact of the COVID-19 pandemic on our business, results of operations and future growth prospects; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors”.

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These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. Our scientific focus is on the relationship between angiogenesis and the immune system. Our pipeline includes novel product candidates that leverage our understanding of the tumor microenvironment, including both angiogenesis-targeted agents and immune-oncology focused agents. These product candidates are designed to optimize critical components required for an effective anti-tumor response to cancer. These include modulation of the microvasculature via angiogenesis-targeted agents; induction of a potent immune response via activators on effector cells in the tumor microenvironment; and alleviation of immunosuppressive mechanisms used by tumors to evade immune surveillance. We plan to advance our product candidates through clinical development as both standalone therapies and in combination with our proprietary drug candidates as long as their continued development is supported by clinical and nonclinical data.

Recent Developments

TRIGR Acquisition

On May 13, 2021, we and TRIGR Therapeutics, Inc., or TRIGR, a private biotechnology company, entered into a definitive merger agreement, or the TRIGR Merger Agreement. On June 28, 2021, pursuant to the TRIGR Merger Agreement, we, through our wholly owned subsidiaries and a two-step merger structure, acquired all of the outstanding shares of TRIGR, or the TRIGR Merger. Consideration payable to TRIGR shareholders at closing totaled an aggregate of 10,265,145 shares of our common stock, issued as unregistered shares in a private placement. In addition, TRIGR shareholders are eligible to receive up to $9 million, representing earnout payments which are dependent on certain events, including $5 million which is dependent on biologics license application approval of a product candidate acquired in the transaction, renamed CTX-009.

Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

5

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise generally applicable to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced disclosure and other requirements, and thus the information we provide stockholders may be different than you might receive or obtain from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

We were originally incorporated in the State of Delaware on March 20, 2018 under the name Olivia Ventures, Inc. Prior to the Merger, Olivia Ventures, Inc. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Compass OpCo following the closing of the merger of our wholly-owned subsidiary, Compass Acquisitions, with and into Compass OpCo, with Compass OpCo continuing as the surviving entity and our wholly owned subsidiary, or the Merger, on June 17, 2020. Compass OpCo, a clinical-stage biotechnology company developing proprietary antibody therapeutics intended to engage the immune system to treat both solid tumors and hematological malignancies, was originally formed as a private limited liability company under the name Compass Therapeutics, LLC in the State of Delaware on January 29, 2014. As a result of the Merger, we acquired the business of Compass OpCo, and we will continue the existing business operations of Compass OpCo as a public reporting company under the name Compass Therapeutics, Inc.

Our corporate headquarters are located at 80 Guest Street, Suite 601, Boston, Massachusetts 02135, and our telephone number is (617) 500-8099. We maintain a website at www.compasstherapeutics.com, where we regularly post copies of our press releases as well as additional information about our company. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

6

THE OFFERING

Common stock offered by selling stockholders	62,323,147 shares

Common stock outstanding	62,323,147 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

Offering price	The Selling Stockholders will offer the shares of common stock offered by this prospectus at the prevailing market prices or privately negotiated price.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of common stock is based on an aggregate of 62,323,147 shares issued and outstanding as of June 30, 2021 and excludes 5,015,513 shares of common stock reserved under the 2020 Incentive Plan, from which options to purchase an aggregate of 3,372,083 shares of common stock, at a weighted-average exercise price of $5.15 per share, have been granted and remain unexercised.

7

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of the shares of common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

8

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer the shares of common stock offered by this prospectus at the prevailing market prices or privately negotiated price. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” above for more information.

9

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, each of par value $0.0001 per share. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.

As of June 30, 2021, we had 62,323,147 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board of directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as may be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of our company without further action by the stockholders.

Other than in connection with shares of preferred stock, which preferred stock is not currently designated nor contemplated by us, and the division of our board of directors into three classes with staggered three-year terms, we do not believe that any provision of our amended and restated certificate of incorporation or amended and restated bylaws would delay, defer or prevent a change in control.

10

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer (ii) acquisition of us by means of a proxy contest or otherwise, or (iii) removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

11

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation will eliminates the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. In addition, our directors may not be removed without cause, and removal of our directors for cause will require a supermajority (66 2/3%) stockholder vote. For more information on the classified board of directors, see the section titled “Management—Board Composition”. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to the company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against our company governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Court for the District of Massachusetts is the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as our principal executive office is located Cambridge, Massachusetts. Although our amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions in our amended and restated certificate of incorporation and amended and restated bylaws, except for the provision making it possible for our board of directors to issue convertible preferred stock, would require a supermajority (66 2/3% and majority of the minority, if applicable) stockholder vote.

The provisions of the DGCL, our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

12

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters”.

Transfer Agent

We have appointed American Stock Transfer & Trust Company to serve as transfer agent and registrar for our common stock.

13

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders identified below of 62,323,147 shares of common stock. The selling stockholders acquired our securities in connection with the Merger, the sale of 12,096,442 shares of common stock pursuant to the initial closing of a private placement, or the Private Placement, or the TRIGR Merger, or collectively the Transactions, or were pre-Merger stockholders of our predecessor, Olivia Ventures, Inc. The registration of the common stock of the selling stockholders through this prospectus constitutes a secondary offering and is not an offering by or on behalf of the Company. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

Pursuant to the terms of the TRIGR Merger Agreement, we delivered 8,639,902 shares of our common stock to the former shareholders of TRIGR, or the TRIGR Shareholders, on the closing date of the TRIGR Merger, or the Closing Date Shares, plus we issued 1,625,231 shares of our common stock that are currently held in escrow, or the Escrow Shares. These shares were issued in a private placement transaction as “restricted securities” in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act, and the rules promulgated thereunder. The amount of Closing Date Shares and Escrow Shares received by the TRIGR Shareholders have in each case been rounded down to the nearest share.

Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with the company or any of its affiliates within the last three years.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below and some shareholders may have sold some or all of their shares.

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Name of Selling Stockholders

Abhishek Chiyyeadu	272	272	*

Adam Groff	6,225	6,225	*

Alexandria Venture Investments, LLC	756,540	756,540	1.2%

AlpenRoute Montblanc 4807 Hedge Fund(3)	412,431	412,431	*

Altium Growth Fund, LP	800,000	800,000	1.3%

Amanda Oliphant	4,685	4,685	*

Amy Heinl	3,147	3,147	*

Andrea Moore	39,745	39,745	*

Andrew Arno	10,000	10,000	*

Angeli Parvi, Inc.	48,209	48,209	*

14

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Anitha Somanchi	1,222	1,222	*

Arda-e-viraf Minocherhomjee	10,000	10,000	*

Autumn Ruiz	1,425	1,425	*

Barrett DiPaolo	2,500	2,500	*

Beata Bobrowicz	2,307	2,307	*

BEMAP Master Fund LTD	487,805	487,805	*

Benjamin Paul Weisbrod Trust 12/20/2011	25,000	25,000	*

Benjamin Wolf	3,582	3,582	*

Beth White	3,156	3,156	*

Binex Co., Ltd(4)	206,215	206,215	*

Bing Gong	78,425	78,425	*

BioBrit, LLC	150,572	150,572	*

Biomatics Capital Partners, LP(5)	2,502,025	2,502,025	4.0%

BioMillennia, LLC(6)	4,454,291	4,454,291	7.1%

BMV Direct II LP	1,505,738	1,505,738	2.4%

Borealis Granite Fund, L.P. (Borealis)(7)	2,348,976	2,348,976	3.8%

Brian Eliot Peierls	22,000	22,000	*

Brio Capital Master Fund Ltd.	60,000	60,000	*

Brooke McLaughlin	150,528	150,528	*

Bryan O’Neill Barnett	10,000	10,000	*

Burke Badenhop	3,156	3,156	*

Caitlin Goshert	849	849	*

Carsten Schwarting	20,000	20,000	*

Cheer Land Investments Group Limited	200,000	200,000	*

Cheuk Leung	6,183	6,183	*

CHI EF II LP	174,728	174,728	*

Clayton A. Struve	20,000	20,000	*

Consonance Capital Master Account L.P.	1,000,000	1,000,000	1.6%

Consonance Capital Opportunity Master Fund, LP	1,373,789	1,373,789	2.2%

Cowen Healthcare Investments II LP	2,416,797	2,416,797	3.9%

Cowen Private Investments LP	590,159	590,159	*

CVI Investments, Inc.(8)	400,000	400,000	*

15

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Dalton Markrush	560	560	*

Damon Banks	24,829	24,829	*

Dana Gilmore	608	608	*

Daniel Bessette	8,876	8,876	*

Daniel Goldman	14,178	14,178	*

Daniel & Stephanie Mushin, JTWROS	40,000	40,000	*

David and Karen Blanz	20,000	20,000	*

David Hafler	8,378	8,378	*

David Weisburd	6,000	6,000	*

Deeb Salem	12,241	12,241	*

Denise Marie Anderson	10,000	10,000

Denise Reeves and Robert Reeves(9)	835,178	835,178	1.3%

Dennis Saadeh	10,000	10,000	*

Diana Albu	15,707	15,707	*

Dianne Kaligian	3,822	3,822	*

Dindo Sy Chu(10)	10,218	10,218	*

Doyeob Kim	7,096	7,096	*

E. Jeffrey Peierls	32,000	32,000	*

Edmund W. Hafner	3,736	3,736	*

Edward Chu(11)	26,569	26,569	*

Eight Roads Investments	1,340,917	1,340,917	2.2%

Elizabeth DerGarabedian	20,553	20,553	*

Elizabeth Roberts	8,779	8,779	*

Emily Cantor	392	392	*

Empery Asset Master, LTD(12)	196,525	196,525	*

Empery Tax Efficient III, LP(13)	46,546	46,546	*

Empery Tax Efficient, LP(14)	56,929	56,929	*

Eran Cohen	7,000	7,000	*

Eric Fosselman	5,000	5,000	*

Ernest J. & Michele M. Mattei, JTWROS	7,000	7,000	*

Errik Anderson	2,054,398	2,054,398	3.3%

Faruk Abdullah & Tasneem Manjra 2016 Trust dated Dec 28, 2016	5,000	5,000	*

16

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Feng Zhao	2,283	2,283	*

Four Tree Trust, dated March 20, 2015	41,000	41,000	*

F-Prime Capital Partners HC Cambridge Fund IV LP	2,299,440	2,299,440	3.7%

F-Prime Capital Partners HC International Fund IV LP	10,133	10,133	*

F-Prime Capital Partners Healthcare Fund IV LP	471,924	471,924	*

Garritt Blanz and Ryan Marks-Blanz Revocable Trust	10,000	10,000	*

Geoffrey Williams	15,000	15,000	*

Gregory P. Cimino, II	5,600	5,600	*

Grigorios Zarbis-Papastoitsis	59,975	59,975	*

GTP AW Fund I LLC	1,661,899	1,661,899	2.7%

GTP AW Fund II LLC	383,642	383,642	*

GTP-COMP 020, a series of SAX Capital Series Fund V, LP	4,837	4,837	*

Gunnar Kaufmann(15)	2,042	2,042	*

GV 2014 LP	192,794	192,794	*

Handok Inc.(16)	2,032,269	2,032,269	3.3%

Hans Thomas	10,000	10,000	*

Helen Sabzevari	101,250	101,250	*

Helene Pretsky(17)	5,108	5,108	*

Howard Hochster(18)	3,065	3,065	*

Hye Dong Yoo(19)	4,087	4,087	*

Ian Chia	34,678	34,678	*

Ian Jacobs(20)	80,000	80,000	*

Ilario & Barbara J. Licul, JTWROS	10,000	10,000	*

Jack & Elizabeth Weingarten	3,112	3,112	*

Jai Vekeria	261	261	*

James Coughlin	2,000	2,000	*

Jamie Schafer	659	659	*

Jason Kong	2,154	2,154	*

Jason Lajoie	3,729	3,729	*

Jean Pierre Bizzari(21)	3,065	3,065	*

Jebediah Ledell	20,553	20,553	*

Jeffrey M. Josef	20,000	20,000	*

Jennifer Watkins-Yoon	24,920	24,920	*

17

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Jeremy L. Katz	54,000	54,000	*

Jin Li(22)	3,065	3,065	*

Joanna Horobin(23)	3,065	3,065	*

John Platts	10,000	10,000	*

John Thomas Easterly	10,000	10,000	*

Jonathan Schechter	10,000	10,000	*

Jose Conejo-Garcia	5,061	5,061	*

Jose Gonzalo	10,374	10,374	*

Joseph Reda	20,000	20,000	*

Joseph Tumang	4,122	4,122	*

Josh Schwimmer	9,617	9,617	*

Jupiter Trustees Limited as Trustee of the Ramrakhi Trust	50,000	50,000	*

Kyle Schneider	18,000	18,000	*

Larry Dillaha	30,000	30,000	*

LASF—Compass Therapeutics 2016, LLC	24,273	24,273	*

Lee J. Seidler Revocable Trust dtd 4.12.1990	20,000	20,000	*

Liffey Trust / Daniel Mahoney	2,000	2,000	*

Limulus Venture Partners III Limited Partnership	1,400,000	1,400,000	2.2%

Lu Amy Sun(24)	2,129	2,129	*

Madhavan Rangaswami	1,000	1,000	*

Marco and Stephanie Garcia	20,000	20,000	*

Marguerite Butler	3,122	3,122	*

Mark A. Altheim	50,000	50,000	*

Mark Tompkins(25)	910,000	910,000	1.5%

Matthew Wolf	1,600	1,600	*

McLean T. Wilson Gift Trust	10,000	10,000	*

Michael A.Silverman	20,000	20,000	*

Michael J. Matheiu	15,000	15,000	*

Michael Ophir	2,817	2,817	*

Michael Schmidt	55,665	55,665	*

Michael Shelp	1,208	1,208	*

Miranda Toledano(26)	1,791,550	1,791,550	2.9%

Monashee Pure Alpha SPV I LP	219,512	219,512	*

18

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Monashee Solitario Fund LP	292,683	292,683	*

Monia Draghi	4,864	4,864	*

Nancy Franklin	10,000	10,000	*

Neal Schilling	12,949	12,949	*

Ned Dybvig	1,868	1,868	*

Nelly Alexandrova-Kuklin	39,114	39,114	*

Nora Zizlsperger	12,162	12,162	*

NP-CBBI 1st Private Equity Fund(27)	412,431	412,431	*

Oliver Dolan	8,747	8,747	*

OrbiMed Private Investments V—KA, LP(28)	12,714,404	12,714,404	20.4%

P Consonance Opportunities Ltd.	626,211	626,211	1.0%

Palash V. Misra	5,000	5,000	*

Pamela Carroll	13,887	13,887	*

Patrick McBrien	8,000	8,000	*

Paul Wu	4,932	4,932	*

Pearl Bakhru	3,684	3,684

PENG Ventures, LLC(29)	38,058	38,058	*

Pia Muyot	589	589	*

Piotr Bobrowicz	310,902	310,902	*

Puru Nanjappa	2,242	2,242	*

Qing Yu	708	708	*

Rachel McCrory	3,200	3,200	*

Rachel Rennard	17,198	17,198	*

Ramnik J Xavier	6,578	6,578	*

Richard Gonda	10,000	10,000	*

Richard Jay Farber	15,000	15,000	*

Rivendell Investments 2016-6 LLC	2,502,025	2,502,025	4.0%

Rizwanullah Hameed	2,500	2,500	*

Robert G. Maxon	5,000	5,000	*

Robert Glassman	3,000	3,000	*

Robert Kramer	4,889	4,889	*

Robert Tighe	33,577	33,577	*

Roberts Trust	8,714	8,714	*

19

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
Ruturaj Jadhav	1,173	1,173	*

Ryan and Virginia Jones	1,557	1,557	*

Samuel Perry	31,497	31,497	*

Sanjiv Satyarthi(30)	6,130	6,130	*

Sanmit Adhikari	356	356	*

Sara Halmos	11,893	11,893	*

Sara Rossetti	59,676	59,676	*

Sarah Rose Weisbrod Trust 12/20/2011	25,000	25,000	*

Satterfield Vintage Investments, L.P.	80,000	80,000	*

Seth Staples	2,120	2,120	*

Sharad Sharma	2,464	2,464	*

Shirisha Amatya	690	690	*

Shruthi Ramkumar	817	817	*

Sichenzia Ross Ference LLP	7,500	7,500	*

Simon Metenou	17,962	17,962	*

Srividya Subramanian	6,792	6,792	*

Stephanie Gaerlan	687	687	*

Stephen Hamilton	45,403	45,403	*

Stephen Renaud	10,000	10,000	*

Stephen Squinto(31)	34,540	34,540	*

Steven D. Alper	4,000	4,000	*

Steven Tregay	334,190	334,190	*

Steven Tregay 2016 Family Trust u/a dtd. October 13, 2016	46,183	46,183	*

The Daniella Reichstetter Revocable Trust, dated May 23, 2014	2,000	2,000	*

The Peierls Bypass Trust	4,000	4,000	*

The Peierls Foundation, Inc.	150,000	150,000	*

The Smith Living Trust, Dtd. October 18, 2013	1,557	1,557	*

Thomas Daly	628	628	*

Thomas J. Schuetz(32)	4,525,467	4,525,467	7.3%

Tim Dybvig	934	934	*

Timothy Tyler Berry	5,000	5,000	*

Uciane Scarlett	4,864	4,864	*

20

	Shares Owned Before the Transactions	Shares Being Offered(1)(2)	Shares Owned After the Transactions(%)(1)(2)
UD E.F. Peierls for Brian E. Peierls	8,600	8,600	*

UD E.F. Peierls for E. Jeffrey Peierls	8,600	8,600	*

UD E.S. Peierls for E.F. Peierls et al.	6,000	6,000	*

UD Ethel F. Peierls Charitable Lead Trust	15,000	15,000	*

UD J.N. Peierls for Brian Eliot Peierls	10,800	10,800	*

UD J.N. Peierls for E. Jeffrey Peierls	10,800	10,800	*

Ugur Eskiocak	8,599	8,599	*

Ulysses Consolidated, LLC	1,080,331	1,080,331	1.7%

Ulysses Diversified Holdings, LLC	110,000	110,000	*

UW E.S. Peierls for Brian E. Peierls—Accumulation	7,800	7,800	*

UW E.S. Peierls for E. Jeffrey Peierls—Accumulation	5,200	5,200	*

UW J.N. Peierls for Brian E. Peierls	9,600	9,600	*

UW J.N. Peierls for E. Jeffrey Peierls	9,600	9,600	*

Vered Bisker-Leib(33)	513,401	513,401	*

Vijay Kuchroo	8,378	8,378	*

Vox Health Fund, L.P.(7)	400,280	400,280	*

Wendy and Daniel Gutkin	20,000	20,000	*

William F. Carson IV	3,015	3,015	*

William McConaughy	3,653	3,653	*

Willis Welch	6,000	6,000	*

Wilson Guzman	3,340	3,340	*

Xianzhe Wang	14,271	14,271	*

Xin Kai	2,483	2,483	*

Yan Qin(34)	4,889	4,889	*

Yan Zhiyu	8,037	8,037	*

Ye Hua(35)	3,065	3,065	*

Yin Ling Wong	1,149	1,149	*

Yung-Jue Bang(36)	3,065	3,065	*

Zachary Frye	4,034	4,034	*

Zhiqian Liu	12,585	12,585	*

*	Less than 1%
(1)	Applicable percentage ownership is based on 62,323,147 shares of our common stock outstanding as of June 30, 2020.

21

(2)	Assumes the sale of all shares offered in this prospectus.
(3)	Consists of (i) 347,133 Closing Date Shares and (ii) 65,298 Escrow Shares.
(4)	Consists of (i) 173,566 Closing Date Shares and (ii) 32,649 Escrow Shares.
(5)

Julie Sunderland, a member of our Board, is the co-founder of and a managing partner at Biomatics Capital Partners, LP, and exercises shared voting and investment power of the securities held by Biomatics Capital Partners, LP.

(6)	Consists of (i) 3,749,060 Closing Date Shares and (ii) 705,231 Escrow Shares.
(7)

Borealis Capital Partners III, LLC is the general partner of Borealis Granite Fund, L.P. Borealis Capital Partners IV, LLC is the general partner of Vox Health Fund, L.P. Phil Ferneau, a member of our Board, is a managing partner of Borealis Ventures. Voting and investment decisions with respect to the securities held by Borealis Granite Fund, L.P. are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. Mr. Ferneau holds a majority ownership interest in Borealis Capital Partners IV, LLC and is the designated manager with voting and investment power over the shares held by Vox Health Fund, L.P. Mr. Ferneau disclaims beneficial ownership of the shares held by Borealis Granite Fund, L.P., except to the extent of any actual pecuniary interest.

(8)

Heights Capital Management, Inc., the authorized agent of CVI International, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(9)	Consists of (i) 702,948 Closing Date Shares and (ii) 132,230 Escrow Shares.
(10)	Consists of (i) 8,601 Closing Date Shares and (ii) 1,617 Escrow Shares.
(11)	Consists of (i) 22,363 Closing Date Shares and (ii) 4,206 Escrow Shares.
(12)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(13)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(14)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(15)	Consists of (i) 1,719 Closing Date Shares and (ii) 323 Escrow Shares.
(16)	Consists of (i) 1,710,508 Closing Date Shares and (ii) 321,761 Escrow Shares.
(17)	Consists of (i) 4,300 Closing Date Shares and (ii) 808 Escrow Shares.
(18)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.
(19)	Consists of (i) 3,440 Closing Date Shares and (ii) 647 Escrow Shares.
(20)	Ian Jacobs is a former director and officer of Olivia Ventures, Inc., our predecessor.
(21)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.
(22)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.

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(23)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.
(24)	Consists of (i) 1,792 Closing Date Shares and (ii) 337 Escrow Shares.
(25)	Mark Tompkins is a former director and officer of Olivia Ventures, Inc., our predecessor.
(26)	Consists of (i) 1,507,901 Closing Date Shares and (ii) 283,649 Escrow Shares.
(27)	Consists of (i) 347,133 Closing Date Shares and (ii) 65,298 Escrow Shares.
(28)

OrbiMed Capital GP V LLC, or GP V, is the general partner of OrbiMed Private Investments V-KA, LP, or OPI V. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP V. By virtue of such relationships, GP V and OrbiMed may be deemed to have voting and investment power over the shares held by OPI V and as a result may be deemed to have beneficial ownership of such shares. OrbiMed exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI V. Each of Carl L. Gordon, a member of OrbiMed, and Stephen Squinto, an executive partner of OrbiMed, is a member of our Board. Each of GP V, OrbiMed, Dr. Gordon and Dr. Squinto disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his pecuniary interest therein, if any.

(29)	Consists of (i) 32,033 Closing Date Shares and (ii) 6,025 Escrow Shares.
(30)	Consists of (i) 5,160 Closing Date Shares and (ii) 970 Escrow Shares.
(31)	Dr. Squinto is a member of our Board. Includes 349 shares of restricted stock over which Dr. Squinto has voting power.
(32)	Thomas J. Schuetz is our Chief Executive Officer and a member of our Board. Includes 353,841 shares of restricted stock over which Dr. Schuetz has voting power.
(33)	Vered Bisker-Leib is our Chief Operating Officer. Includes 205,291 shares of restricted stock over which Dr. Bisker-Leib has voting power.
(34)	Consists of (i) 6,765 Closing Date Shares and (ii) 1,272 Escrow Shares.
(35)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.
(36)	Consists of (i) 2,580 Closing Date Shares and (ii) 485 Escrow Shares.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

24

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder in the Private Placement has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep this registration statement of which this prospectus constitutes a part effective for five years from the date it is declared effective by the SEC or until the date on which all of the shares required to be registered by us have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement.

25

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Compass Therapeutics, Inc. and subsidiaries as of December 31, 2020 and 2019 incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 80 Guest Street, Suite 601, Boston, Massachusetts 02135, (617) 400-8099.

INCORPORATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 5, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on April 30, 2021;

•	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 13, 2021 and June 4, 2021 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items).

The information incorporated by reference is an important part of this prospectus. In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the

26

registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address or telephone number:

Compass Therapeutics, Inc.

80 Guest Street

Suite 601

Boston, Massachusetts 02135

(617) 500-8099

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.compasstherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

27

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by Compass Therapeutics, Inc. (the “Registrant” or the “Company”) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration.

Securities and Exchange Commission registration fee(1)		$66,047.33
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and trustee fees	$	*
Miscellaneous	$	*

Total		$66,047.33

(1)

Represents registration fee applicable to (i) amount included in the Shelf Prospectus for $300,000,000 in shares of common stock and (ii) amount included in the Selling Stockholder Prospectus for the sale of 62,323,147 shares of common stock. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The registrant has adopted provisions in the registrant’s certificate of incorporation that limit or eliminate the personal liability of the registrant’s directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or officer will not be personally liable to the registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

1

In addition, the registrant’s bylaws provide that:

•

the registrant will indemnify its directors, officers and, in the discretion of its board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the registrant will advance reasonable expenses, including attorneys’ fees, to its directors and, in the discretion of its board of directors, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the registrant, subject to limited exceptions.

The registrant has entered into indemnification agreements with or has contractual rights to provide indemnification to each of its directors and intends to enter into such agreements with certain of its executive officers. These agreements provide that the registrant will indemnify each of its directors, certain of its executive officers and, at times, their affiliates, to the fullest extent permitted by the DGCL. The registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and the registrant will indemnify its directors and executive officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the registrant and/or in furtherance of the registrant’s rights. Additionally, certain of the registrant’s directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, the registrant has agreed in the indemnification agreements that the registrant’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

2

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 9, 2021.

Compass Therapeutics, Inc.
By:	/s/ Thomas J. Schuetz
Thomas J. Schuetz Chief Executive Officer
(Principal Executive Officer)

We, the undersigned directors and officers of the Company, hereby severally constitute and appoint Thomas J. Schuetz and Vered Bisker-Leib as our true and lawful attorneys, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney. This power of attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Thomas J. Schuetz	Chief Executive Officer and Director	July 9, 2021
Thomas J. Schuetz	(Principal Executive Officer)

/s/ Vered Bisker-Leib	President and Chief Operating Officer	July 9, 2021
Vered Bisker-Leib	(Principal Accounting and Financial Officer)

/s/ Phil Ferneau	Director	July 9, 2021
Phil Ferneau

/s/ Carl L. Gordon	Director and Chairman of the Board of Directors	July 9, 2021
Carl L. Gordon

/s/ Brett Kaplan	Director	July 9, 2021
Brett Kaplan

/s/ Steven Squinto	Director	July 9, 2021
Steven Squinto

/s/ Julie Sunderland	Director	July 9, 2021
Julie Sunderland

/s/ Miranda Toledano	Director	July 9, 2021
Miranda Toledano

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EXHIBIT INDEX

Exhibit	Description

1.2	At Market Issuance Sales Agreement

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

4.1	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-249536) filed with the SEC on November 9, 2020)

4.2*	Specimen Certificate for Preferred Stock

4.3†	Form of Indenture

4.4*	Form of Certificate of Designations

4.5*	Form of Warrant Agreement

4.6*	Form of Unit Agreement

5.1†	Opinion of Goodwin Procter LLP

5.2†	Opinion of Goodwin Procter LLP relating to the ATM Prospectus

5.3†	Opinion of Goodwin Procter LLP relating to the Selling Stockholder Prospectus

10.1	Registration Rights Agreement, dated June 19, 2020, by and among Compass Therapeutics, Inc. and the parties thereto (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

23.1†	Consent of CohnReznick LLP, independent registered public accounting firm

23.2†	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this registration statement)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee for the Indenture

†	Filed herewith.
*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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